UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 12, 2013

THE SPENDSMART PAYMENTS COMPANY
(Exact Name of Registrant as Specified in Its Charter)

Colorado	000-27145	33-0756798
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

6190 Cornerstone Court, Suite 216 San Diego, California	92121
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (858) 677-0080

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 15, 2013 the stockholders of The SpendSmart Payments Company (the “Company”) voted to approve the filing of a Second Amended and Restated Articles of Incorporation (the “Amended and Restated Articles”) to effect a reverse stock split of the capital stock of the Company. On March 13, 2013, the Company’s Board of Directors authorized a reverse stock split of the Company's capital stock at a ratio of one-for-fifteen (the “Reverse Stock Split”). The Company’s Board of Directors authorized the Reverse Stock Split to take effect on April 12, 2013.

On April 12, 2013, the Company filed the Amended and Restated Articles with the Secretary of State of the State of Colorado to effect the Reverse Stock Split. The Amended and Restated Articles provide that the Reverse Stock Split became effective on April 12, 2013, at which time every fifteen (15) shares of the Company's issued and outstanding capital stock were automatically combined into one (1) issued and outstanding share of the Company's capital stock. A copy of the Amended and Restated Articles is filed as Exhibit 3.1 to this report and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description
3.1	Amended and Restated Articles of Incorporation, as filed with the Secretary of State of the State of Colorado on April 12, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE SPENDSMART PAYMENTS COMPANY

Dated: April 12, 2013	By:	/s/ Michael R. McCoy
Michael R. McCoy
Chief Executive Officer